Exhibit 10.1

SECOND AMENDED AND RESTATED

LETTER AGREEMENT NO. 6

TO THE AMENDED AND RESTATED AIRBUS A350 XWB PURCHASE AGREEMENT

Dated as of October 2, 2007

As of July 7, 2015

US Airways, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re:	SPECIFICATION MATTERS

Ladies and Gentlemen,

US Airways, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an Amended and Restated Airbus A350 XWB Purchase Agreement dated as of October 2, 2007, as amended, supplemented or otherwise modified to and including the date hereof (the “Agreement”), which covers, among other things, the sale by the Seller and the purchase by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Amended and Restated Letter Agreement No. 6 dated as of December 20, 2013 to the Agreement is hereby amended and restated to read in its entirety as set forth herein.

Capitalized terms used herein and not otherwise defined in this Second Amended and Restated Letter Agreement No. 6 (this “Letter Agreement”) have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

The parties agree that this Letter Agreement constitutes an integral, non-severable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions that are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1.	SPECIFICATION

1.1	Aggregate SCNs

A provisional list of contemplated SCNs (currently ADD specification changes) is set forth in Exhibit B-1.B of the Agreement for the A350-900 XWB Aircraft. [*CTR].

1.2	[*CTR]

If (i) the Buyer and the Seller [*CTR].

1.3	[*CTR]

[*CTR].

2.	[*CTR]

In the event that [*CTR] is offered by the Seller, the Seller will [*CTR].

3.	IFE SYSTEMS

The Seller shall keep the Buyer regularly apprised of developments with respect to IFE platform and relevant capabilities contemplated on the A350 XWB aircraft.

4.	ASSIGNMENT

Except as set forth in Clause 20.2 of the Agreement, this Letter Agreement and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this Paragraph 4 will be void and of no force or effect.

5.	COUNTERPARTS

This Letter Agreement may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission), will be an original, and the counterparts will together constitute one and the same instrument.

LA 6 - 2 of 3

USA – Second Amended and Restated Letter Agreement No. 6 to

Amended and Restated Airbus A350 XWB Purchase Agreement

EXECUTION	PRIVILEGED AND CONFIDENTIAL

[*CTR] = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing correctly sets forth your understanding, please sign two (2) counterparts hereof in the space provided below and return one (1) such counterpart to the Seller.

US AIRWAYS, INC.		AIRBUS S.A.S.

By:	/s/ US Airways, Inc.	By:	/s/ Airbus S.A.S.
Name:	US AIRWAYS, INC.	Name:	Airbus S.A.S.
Title:	Vice President – Fleet Planning	Title:	Senior Vice President Contracts